Exhibit 4.2

Execution Version

EMERSON ELECTRIC CO.

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 22, 2019

€500,000,000 0.375% Notes due 2024

SECOND SUPPLEMENTAL INDENTURE, dated as of May 22, 2019 (this “Second Supplemental Indenture”), by and between EMERSON ELECTRIC CO., a Missouri corporation (the “Issuer”) and Wells Fargo Bank, National Association, a national banking association, as successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as the trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer had heretofore executed and delivered to the Trustee an Indenture dated as of December 10, 1998 (the “Original Indenture” and, together with this Second Supplemental Indenture, the “Indenture”) providing for the issuance by the Issuer from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”); and

WHEREAS, Section 8.1 of the Original Indenture provides, among other things, that the Issuer and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Original Indenture to create one or more series of the Issuer’s Securities and establish the form, terms and conditions thereof, as permitted by Sections 2.1 and 2.3 of the Original Indenture;

WHEREAS, the Issuer desires to create and provide for the issuance of new Securities to be designated as the “0.375% Notes due 2024” (the “Notes”);

WHEREAS, pursuant to Sections 6.2, 8.4 and 13.5 of the Original Indenture, an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee stating that the execution and delivery of this Second Supplemental Indenture is authorized or permitted by the Original Indenture and complies with the applicable provisions thereof and that all conditions precedent provided for in the Original Indenture relating to the execution of this Second Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when the Notes have been executed by the Issuer, authenticated by the Authenticating Agent, issued upon the terms and subject to the conditions set forth hereinafter and in the Original Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuer, enforceable against the Issuer according to their terms, and all actions required to be taken by the Issuer under the Original Indenture to make this Second Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF NOTES

SECTION 1.01. Application of this Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Holders of the Notes. The Notes constitute a separate series of Securities as provided in Section 2.3 of the Original Indenture.

SECTION 1.02. Definitions.

(a) Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

(b) To the extent a defined term is defined both in this Second Supplemental Indenture, including the Exhibits hereto, and in the Original Indenture, the definition in this Second Supplemental Indenture, including the Exhibits hereto, shall govern with respect to the Notes.

(c) For purposes of the Trust Indenture Act, “indenture trustee” or “institutional trustee” shall mean the Trustee.

(d) In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Additional Amounts” has the meaning set forth in Section 2.06 hereof.

“Agency Agreement” means the Agency Agreement by and among the Issuer, the Paying Agent, the Security Registrar, the Authenticating Agent, and the Trustee effective as of May 22, 2019.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 2.09 hereof to act on behalf of the Trustee to authenticate Securities of one or more series.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

“Clearstream” means Clearstream Banking, S.A.

“Code” has the meaning set forth in Section 2.06.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any Redemption Date,

the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.

“Corporate Trust Office” shall be for the purposes of (a) Sections 7.5 and 13.4 in the Original Indenture, the office of the Trustee, which office is, at the date of this Second Supplemental Indenture, located at Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services, (b) Section 2.8 of the Original Indenture and the provisions of Section 3.2 of the Original Indenture relating to the registration of transfer or exchange of the Notes, the office of the Security Registrar, which office is, as of the date of this Second Supplemental Indenture, located at U.S. Bank National Association, 100 Wall Street, New York, New York 10005, (c) the other provisions of Section 3.2 of the Original Indenture, the office of the Paying Agent, which office is, at the date of this Second Supplemental Indenture, located at Elavon Financial Services DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London EC2N 1 AR, United Kingdom, Attention: MBS Relationship Management, or (d) in each case such other addresses as to which Trustee, the Security Registrar or the Paying Agent, as the case may be, may give notice to the Issuer.

“Depositary” means, with respect to the Notes, Elavon Financial Services DAC, as common depositary, or its nominee, on behalf of Euroclear and Clearstream, or any successor entity thereto. For the purposes of this Second Supplemental Indenture only, the third paragraph under Section 2.4 of the Original Indenture is replaced in its entirety by the following:

“For Securities of any series that are denominated in United States dollars, each Depositary designated pursuant to Section 2.3 for a Global Security in registered form must, at the time of its designation and at all times while it serves as a Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and shall be eligible to serve as such under any other applicable statute or regulation. Without limiting the foregoing, Euroclear Bank SA/NV and Clearstream Banking, S.A., and their nominees and successors, are expressly authorized to be designated as Depositary pursuant to Section 2.3.”

“Dollar” and “$” means the lawful currency of the United States of America.

“€” or “euro” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.

“Global Note” means a single permanent fully-registered global note in book-entry form, without coupons, deposited with, or on behalf of, the Depositary or its nominee, and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A attached hereto. A Global Note is a “Global Security” within the meaning of the Original Indenture.

“Indenture” means the Original Indenture as supplemented and amended by this Second Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.03(c) hereof.

“Maturity Date” has the meaning set forth in Section 2.03(b) hereof.

“Notes” has the meaning set forth in the Recitals hereto.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Par Call Date” means April 22, 2024.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on the Notes on behalf of the Issuer.

“Paying Agent Office” means the designated office of the Paying Agent of which the corporate trust paying agent office of the Paying Agent shall, at any particular time, be administered, which office is, at the date of this Second Supplemental Indenture, located at 125 Old Broad Street, Fifth Floor, London EC2N 1 AR, United Kingdom, Attention: MBS Relationship Management.

“Redemption Date” means the Business Day on which Notes are redeemed by the Issuer pursuant to Sections 3.01 or 3.02 hereof.

“Redemption Price” means the price at which Notes are redeemed by the Issuer pursuant to Sections 3.01 or 3.02 hereof.

“Registered Securities” means any Notes which are registered in the security register.

“Regular Record Date” has the meaning set forth in Section 2.03(c) hereof.

“Second Supplemental Indenture” has the meaning set forth in the Recitals hereto.

“Security Registrar” means any Person authorized by the Issuer to maintain the security register for the purpose of registering and transferring the Notes.

ARTICLE II

CREATION, FORMS,

TERMS, CONDITIONS AND COVENANTS OF THE SECURITIES

Section 2.01. Creation of the Notes. In accordance with Section 2.3 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its Securities issued pursuant to the Indenture. The Notes shall be issued initially in an aggregate principal amount of €500,000,000, except as permitted by Sections 2.8, 2.9 or 2.11 of the Original Indenture.

Section 2.02. Form of the Notes. The Notes shall be issued in the form of a Global Note, duly executed by the Issuer and authenticated by the Authenticating Agent, which shall be deposited with, or on behalf of, the Depositary or its nominee, as common depositary for, and in respect of interests held through, Euroclear and Clearstream, and registered in the name of such common depositary or its nominee for the accounts of Euroclear and Clearstream. The Notes and the Trustee’s and Authenticating Agent’s Certification of Authentication in respect thereof shall be substantially in the form of Exhibit A attached hereto. So long as Euroclear or Clearstream or their nominee or the Depositary or its nominee is the Holder of the Global Note, Euroclear, Clearstream, the Depositary or their respective nominees, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except as set forth in Sections 2.03(d) hereof, the Global Note may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees only through records maintained by Clearstream and Euroclear (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners), and owners of beneficial interests in the Global Note will not be entitled to have the Notes registered in their names and will not receive or be entitled to receive physical delivery of Notes in definitive form. Payments of principal, premium, if any, and interest in respect of the Global Note will be made to Euroclear, Clearstream, such nominee or such Depositary, as the case may be, as Holder thereof. None of the Issuer, the Trustee, any underwriter or any affiliate of any of the above or any Person by whom any of the above is “controlled,” as such term is defined in the Securities Act, will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The terms and provisions contained in the form of Global Note attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Issuer, by its execution and delivery of this Second Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed. For the purposes of this Second Supplemental Indenture only, the Global Security Legend for the Notes shall be the legend set forth at the beginning of the form of Global Note attached hereto as Exhibit A, and such legend shall apply in lieu of the legend set forth in Section 2.4 of the Original Indenture.

Section 2.03. Terms, Conditions and Covenants of the Notes. The Notes shall be governed by all the terms, conditions and covenants of the Original Indenture, as supplemented by this Second Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title and Aggregate Principal Amount. The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Section 2.8, 2.9 or 2.11 of the Original Indenture.

(b) Stated Maturity. The Notes shall mature, and the unpaid principal thereon shall be payable, on May 22, 2024 (the “Maturity Date”), subject to the provisions of the Original Indenture and Article III below.

(c) Interest. The rate per annum at which interest shall be payable on the Notes shall be 0.375%. Interest on the Notes shall be payable annually in arrears on each May 22, commencing on May 22, 2020 (an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the security register applicable to the Notes at the close of business on the immediately preceding May 7 prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a “Regular Record Date”). Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or May 22, 2019, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the Notes shall accrue from and including May 22, 2019. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day with the same force and effect as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

(d) Registration and Form. The Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II, subject to Article IV. The Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. All payments of principal, premium, Redemption Price and accrued and unpaid interest in respect of the Notes shall be made by the Issuer in immediately available funds and shall be payable in euro and, subject to Section 2.10(c) hereof, not any other currency.

(e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 12.2 of the Original Indenture, and the provisions for covenant defeasance in Section 12.3 of the Original Indenture, shall be applicable to the Notes.

(f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Issuer may, from time to time, without the consent of or notice to the beneficial owners, create and issue further debt securities having the same ranking and terms and conditions as the Notes in all respects, except for issue date and, in some cases, the public offering price and the first Interest Payment Date. Additional Notes issued in this manner shall be consolidated with, and shall form a single series with, the previously outstanding Notes; provided that if such additional Notes are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Notes will have separate CUSIP and ISIN numbers. Notice of the issuance of any such additional Notes shall be given by the Issuer to the Trustee, the Original Trustee, the Paying Agent, the Security Registrar and the Authenticating Agent and a new supplemental indenture shall be executed in connection therewith. No such additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

(g) Other Terms, Conditions and Covenants. The Notes shall have such other terms, conditions and covenants as provided in the form thereof attached as Exhibit A.

Section 2.04. Ranking. The Notes shall be general unsecured obligations of the Issuer. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Issuer and senior in right of payment to all subordinated indebtedness of the Issuer.

Section 2.05. Sinking Fund. The Notes will not be entitled to any sinking fund.

Section 2.06. Payment of Additional Amounts.

(a) The Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as will result in the receipt by each beneficial owner of a Note that is not a United States person (as defined in clause (c) below) of such amounts, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts) as would have been received had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1) to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, the Holder or beneficial owner if the Holder or beneficial owner is an estate, trust, partnership, corporation or other entity, being considered as:

(a) being or having been engaged in a trade or business in the United States or having been present in the United States or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company, a controlled foreign corporation or a foreign tax exempt organization for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Issuer as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such Holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from payments on the Notes;

(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, treaty, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or premium, if any, or interest on any note, if such payment can be made without such withholding by at least one other Paying Agent;

(8) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(10) in the case of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (8) and (9).

(b) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 2.06, the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(c) As used under this Section 2.06, the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

(d) Whenever in the Indenture (including the Notes) there is referenced, in any, context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes, or any other amount payable thereunder or with respect thereto, such reference will be deemed to include the payment of Additional Amounts as described under this Section 2.06 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. If Additional Amounts are payable on the Notes, the Issuer shall provide an Officers’ Certificate to the Trustee and the Paying Agent on or before the date such Additional Amounts are payable setting forth the amount of such Additional Amounts in reasonable detail. The Trustee and the Paying Agent may provide a copy of such Officers’ Certificate or other notice received from the Issuer relating to Additional Amounts to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee and the Paying Agent may assume without inquiry that no such Additional Amounts are payable. The Trustee and the Paying Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Amounts are payable, or with respect to the nature, extent, or calculation of the amount of any Additional Amounts owed, or with respect to the method employed in such calculation of any Additional Amount. If the Issuer has paid Additional Amounts directly to the Persons entitled to it, the Issuer shall deliver to the Trustee and the Paying Agent an Officers’ Certificate setting forth the particulars of such payment.

Section 2.07. Paying Agent and Security Registrar.

The Issuer shall maintain a Paying Agent authorized by the Issuer. The Issuer hereby authorizes Elavon Financial Services DAC, UK Branch to initially act as the Paying Agent for the Notes. The Issuer shall maintain a Security Registrar. The Issuer hereby authorizes U.S. Bank National Association to initially act as Security Registrar for the Notes.

For so long as the Notes are represented in the form of a Global Note, the Issuer shall, through the Paying Agent, make all payments of principal and interest by wire transfer of immediately available funds in euro to the Depositary or its nominee, as the case may be, as the registered owner and Holder of the Global Note representing such Notes. In the event that Notes in definitive form shall have been issued, payments (including principal, premium, if any, and interest) with respect to the Notes in definitive form will be payable at the Paying Agent Office, or, at the Issuer’s option, by check mailed to the Holders thereof at the respective addresses set forth in the security register, provided that all payments (including principal, premium, if any, and interest) on Notes in definitive form, for which the Holders thereof have given wire transfer instructions to the Paying Agent at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds in euro to the accounts specified by the Holders thereof, subject, in each case, to surrender of the Notes to the Paying Agent in the case of payments of principal or premium.

No service charge will be made for any transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Section 2.08. Authenticating Agent.

The Trustee may appoint an Authenticating Agent reasonably acceptable to the Issuer. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent.

The Trustee hereby appoints Elavon Financial Services DAC, UK Branch as an Authenticating Agent to authenticate and deliver the Notes on behalf of the Trustee. Elavon Financial Services DAC, UK Branch as an Authenticating Agent is acceptable to the Issuer.

Section 2.09. Issuance in Euro.

(a) Initial Holders of the Notes will be required to pay for the Notes in euro, and principal, premium, if any, and interest payments on the Notes, including any payments made upon any redemption of the Notes, will be payable in euro.

(b) Distributions of principal, premium, if any, and interest with respect to the Global Note will be credited in euro to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

(c) If, on or after the date of issuance of the Notes, the Issuer is unable to obtain euro in amounts sufficient to make a required payment under the Notes due to the imposition of exchange controls or other circumstances beyond the Issuer’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in Dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent euro/Dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as determined by the Issuer in its sole discretion. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

ARTICLE III

REDEMPTIONS

Section 3.01. Optional Redemption.

(a) Prior to the Par Call Date. The Notes will be redeemable, either in whole or from time to time in part, at the option of the Issuer, prior to the Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to the greater of:

(i) 100 percent of the principal amount of such Notes to be redeemed, and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to that Redemption Date) discounted to that Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to that Redemption Date.

(b) On or After the Par Call Date.

The Notes will be redeemable, either in whole or from time to time in part, at the option of the Issuer, on or after the Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100 percent of the principal amount of the Notes being redeemed, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date.

(c) Accrued Interest. Notwithstanding subsections (a) and (b) above, installments of interest on the Notes which are due and payable on the Interest Payment Date falling on or prior to a Redemption Date shall be payable on such Interest Payment Date to the Holders of those Notes as of the close of business on the relevant Regular Record Date according to the terms of the Notes and the Indenture. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes that are called for redemption (unless the Issuer defaults in the payment of the Redemption Price).

(d) Notice. Notices of any optional redemption shall be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to the holders of Notes being redeemed not less than 30 days and not more than 60 days before the redemption date of the Notes being redeemed. The Issuer shall notify the Trustee and the Paying Agent of the Redemption Price promptly after the calculation thereof and in any event no late than two Business Days prior to the Redemption Date, and the Trustee and the Paying Agent shall not be responsible for such calculation.

(e) Payment. On or prior to 10:00 a.m., London time, on the Redemption Date (or such later time as may be agreed between the Issuer and the Paying Agent), the Issuer shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of, and accrued interest on, the Notes to be redeemed to, but excluding, the Redemption Date.

(f) Selection of Notes. If less than all of the Notes of a series are to be redeemed, the Notes in that series to be redeemed shall be selected by the Paying Agent by a method the Paying Agent deems to be fair and appropriate or, in the event that the Notes are represented by one or more Global Notes, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. If the Notes are listed on any national securities exchange, Euroclear or Clearstream will select Notes in compliance with their respective procedures and those of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part. In any case, the principal amount of any Note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

Section 3.02. Tax Redemption. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) or treaties of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations, rulings or treaties, which change or amendment is announced or becomes effective on or after the date of issuance of the Notes, the Issuer becomes or will become obligated to pay additional amounts as described herein under Section 2.06 with respect to the Notes, then the Issuer may at any time at its option redeem, in whole, but not in part, the outstanding Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100 percent of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption; provided such obligation cannot be avoided by its taking reasonable measures available to it, not including substitution of the obligor under the Notes.

ARTICLE IV

TRANSFER AND EXCHANGE

Section 4.01. Transfer and Exchange.

For the purposes of this Second Supplemental Indenture only, the fifth and sixth paragraphs under Section 2.8 of the Original Indenture are replaced in their entirety by the following:

“The Notes shall not be convertible into, or exchangeable for, any other securities of the Issuer, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Original Indenture and subject to the conditions set forth below. Subject to certain conditions, the Notes represented by the Global Securities are exchangeable for Securities in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

(1) the Depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the Global Securities and a successor is not appointed by the Issuer within 90 days;

(2) the Issuer has been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;

(3) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Securities in definitive form; or

(4) an event of default entitling the Holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

Upon the occurrence of any of the preceding events above, the Issuer will notify the Trustee, the Paying Agent, the Security Registrar and the Authenticating Agent in writing that, upon surrender by the participants of their interest in such Global Securities, Securities in definitive form will be issued to each Person that such participants and the Depositary identify as being the beneficial owner of the related Securities. Beneficial interests in Global Securities may be exchanged for Securities in definitive form of the same series upon request but only upon at least 30 days’ prior written notice given to Trustee by or on behalf of the Depositary in accordance with customary procedures. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8, 2.9 and 2.11 hereof. Except as otherwise provided above in this Section 2.8, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.8 or Sections 2.9 and 2.11 of the Original Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.8.

In all cases, definitive Securities delivered in exchange for any Global Security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of Clearstream and Euroclear (in accordance with their customary procedures).”

ARTICLE V

OFFICES AND ROLES

Section 5.01. Offices for Payment. Elavon Financial Services DAC, UK Branch will initially act as the Paying Agent and Authenticating Agent for the Notes and U.S. Bank National Association will initially act as the Security Registrar for the Notes, including in each case for the purposes of Section 3.2 of the Original Indenture. The Notes may be presented for payment at the Paying Agent Office of the Paying Agent or at any other agency as may be appointed from time to time by the Issuer, subject to Section 2.07 hereof.

Section 5.02. Certain Roles.

(a) Each reference to the Trustee or any agent in the Original Indenture, to the extent it relates to the performance of duties or the exercise of rights assigned by this Second Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Paying Agent, shall be deemed to be a reference to the Paying Agent.

(b) The references to the Trustee in Section 2.1 of the Original Indenture, the reference to the Trustee in Section 2.10 of the Original Indenture, each related reference in the Original Indenture to the Trustee receiving Securities for cancellation or cancelling Securities (including such references contained in the definition of “Outstanding” and in Sections 2.1 and 10.1 of the Original Indenture), and each other reference to the Trustee or any agent, to the extent it relates to the performance of duties or the exercise of rights assigned by this Second Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Security Registrar, shall be deemed to be a reference to the Security Registrar.

(c) Each reference to the Trustee or any agent, to the extent it relates to the performance of duties or the exercise of rights assigned by this Second Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Authenticating Agent, shall be deemed to be a reference to the Authenticating Agent.

(d) Notwithstanding anything to the contrary, the Trustee, Paying Agent, Security Registrar, and Authenticating Agent may, with the consent of the Issuer, provide for the performance of any of the duties to be performed by any of them under the Indenture or the Notes to be performed by another of them, subject to the terms of the Indenture, and any duties so performed shall be deemed to have been performed by the appropriate party for all purposes under the Indenture and the Notes.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01. Ratification of Original Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 6.02. Recitals of Fact. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the Notes or the due execution thereof by the Issuer, except for any certificate of authentication in accordance with the Indenture. The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Trustee assumes no responsibility for the correctness thereof or liability in any manner whatsoever for or with respect to any of the recitals or statements contained herein, except, with respect to the Trustee, for any certificate of authentication in accordance with the Indenture. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof. The Trustee is hereby authorized by the Issuer to enter into the Agency Agreement and perform its obligations and exercise its rights thereunder in accordance with its terms. All of the provisions contained in the Indenture in respect of the rights, powers, privileges, indemnities and immunities of the Trustee shall be applicable in respect of this Second Supplemental Indenture and the Agency Agreement as fully and with like force and effect as though set forth in full herein and therein.

Section 6.03. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.04. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 6.05. Separability Clause. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06. Governing Law; Jury Trial Waiver. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

Section 6.08. U.S.A. Patriot Act. The Issuer acknowledges that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuer hereby agrees that it shall provide the Trustee with such information as it may request including, but not limited to, the Issuer’s name, physical address, tax identification number and other information that will help the Trustee identify and verify the Issuer’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

EMERSON ELECTRIC CO.

By:	/s/ F. J. Dellaquila
	Name:	F. J. Dellaquila
	Title:	Senior Executive Vice President and Chief Financial Officer

By:	/s/ J. H. Thomasson
	Name:	J. H. Thomasson
	Title:	Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED AS NOMINEE OF ELAVON FINANCIAL SERVICES DAC AS COMMON DEPOSITARY (THE “DEPOSITARY”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

EMERSON ELECTRIC CO.

0.375% Note due 2024

€500,000,000	No.: A-1
CUSIP: 291011 BK9
Issue Date: May 22, 2019	ISIN: XS1999902502
Common Code: 199990250

Emerson Electric Co., a Missouri corporation (the “Issuer”), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee of the common depositary for Euroclear and Clearstream, or registered assigns, the principal sum of €500,000,000, or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto, on May 22, 2024 (the “Maturity Date”), and to pay interest at 0.375% per annum annually in arrears on each May 22, commencing May 22, 2020 (each, an “Interest Payment Date”), with the interest computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or May 22, 2019, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date, which payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day with the same force and effect as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made.

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Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof or the Authenticating Agent referred to herein.

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IN WITNESS WHEREOF, Emerson Electric Co. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

EMERSON ELECTRIC CO.

By:
Title: Senior Executive Vice President and Chief Financial Officer

By:
Title: Vice President and Treasurer

[SEAL]

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Authenticating Agent appointed by the Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

EMERSON ELECTRIC CO.

0.375% Notes due 2024

This Note is one of a duly authorized issue of unsecured debentures, notes or other evidence of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 10, 1998 (herein called the “Original Indenture”), duly executed and delivered by the Issuer to Wells Fargo Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York))), as trustee (herein called the “Trustee”), as supplemented by a Second Supplemental Indenture dated as of May 22, 2019 (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Issuer and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 0.375% Notes due 2024 of the Issuer, limited in aggregate principal amount to €500,000,000 (herein called the “Notes”).

The Notes of this series are redeemable, in whole or from time to time in part, at the Issuer’s option, prior to the Par Call Date (as defined below), at a redemption price equal to the greater of (i) 100 percent of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to that Redemption Date) discounted to that Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to that Redemption Date.

The Notes of this series are redeemable, in whole or from time to time in part, at the Issuer’s option, on or after the Par Call Date, at a redemption price equal to 100 percent of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the applicable Redemption Date.

Notwithstanding the foregoing, installments of interest on the Notes which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of those Notes, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to each Holder of the Notes not less than 30 days but not more than 60 days before the Redemption Date of the Notes being redeemed.

If less than all of the Notes of this series are to be redeemed, the Notes of this series to be redeemed shall be selected by the Paying Agent by a method the Paying Agent deems to be fair and appropriate or, in the event that the Notes are represented by one or more Global Notes, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. If the Notes are listed on any national securities exchange, Euroclear or Clearstream will select Notes in compliance with the requirements of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

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“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the redemption date, would be equal to the gross redemption yield on such Business Bay of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Par Call Date” means April 22, 2024.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) or treaties of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations, rulings or treaties, which change or amendment is announced or becomes effective on or after the date of issuance of the Notes, the Issuer becomes or will become obligated to pay additional amounts as described under Section 2.06 of the Second Supplemental Indenture with respect to the Notes, then the Issuer may at any time at its option redeem, in whole, but not in part, the outstanding Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100 percent of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption; provided such obligation cannot be avoided by its taking reasonable measures available to it, not including substitution of the obligor under the Notes.

Pursuant to Section 2.06 of the Second Supplemental Indenture, the Issuer will, subject to the exceptions and limitations set forth in Section 2.06 of the Second Supplemental Indenture, pay such additional amounts (“Additional Amounts”) as will result in the receipt by each beneficial owner of a Note that is not a United States person (as defined below) of such amounts, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such Additional Amounts) as would have been received had no such withholding or deduction been required.

As used herein, the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Whenever in the Indenture (including in this Note) there is referenced, in any context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes of this series, or any other amount payable thereunder or with respect thereto, such reference will be deemed to include the payment of Additional Amounts as described hereunder to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

A–5

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary. Subject to certain conditions, the Notes represented by the Global Note are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if: (1) the Depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the Global Note and a successor is not appointed by the Issuer within 90 days; (2) the Issuer has been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, (3) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Global Note in definitive form, or (4) an event of default entitling the Holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Upon the occurrence of any of the preceding events, the Issuer will notify the Trustee in writing that, upon surrender by the participants of their interest in such Global Note, Securities in definitive form will be issued to each Person that such participants and the Depositary identify as being the beneficial owner of the related Securities. Beneficial interests in Global Notes may be exchanged for Securities in definitive form of the same series upon request but only upon at least 30 days’ prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures.

For purposes of the Notes, “Business Day” shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A–6

The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

A–7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                   as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:	*

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

A–8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of an interest in another Global Note or a Definitive Security for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory or Trustee or Securities Custodian

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